Exhibit 99.1

12900 Preston Road, Suite 700 Dallas, Texas 75230 T 972.233.8242 F 972.233.7362

CAPITAL SOUTHWEST CORPORATION ANNOUNCES 12/31/2012 NET ASSET VALUE

DALLAS – January 31, 2013 – Capital Southwest Corporation (NASDAQ: CSWC) today reported total net assets at December 31, 2012 of $628,089,815 equivalent to $165.36 per share.  Comparative annual data is summarized below:

	December 31, 2012	March 31, 2012	December 31, 2011

Net assets	$628,089,815	$628,707,006	$551,750,266

Shares outstanding	3,798,393	3,754,538	3,754,538

Net assets per share	$165.36	$167.45	$146.95

During the nine months ended December 31, 2012, net assets decreased $617,191. This decrease is primarily related to a $5,903,931 decrease in unrealized appreciation of investments resulting from the sale of 2,774,250 shares of common stock of Encore Wire, Inc. and offset by improved earnings in our restricted holdings. The total unrealized gains included in earnings that relate to assets still held at December 31, 2012 are $78,199,034.

Assuming reinvestment of all dividends and tax credits on retained long-term capital gains, the December 31, 2012 net asset value was 18.4% greater than the March 31, 2012 net asset value of $167.45 per share and 34.9% above the December 31, 2011 net asset value of $146.95 per share.  It is important to note that during the nine months ended December 31, 2012, we distributed $66,825,782 or $17.59 per share of capital gains dividends and $3,025,032 or $0.80 per share in ordinary dividends to our shareholders. The assumed reinvestment of the capital gains distribution has positively impacted the rate of return.

About Capital Southwest Corporation
Since Capital Southwest was formed in 1961, we have always sought to invest in companies with strong management teams and sound financial performance. As a public company, we are fortunate to have the flexibility to hold investments indefinitely. It is our dedication to this patient investment strategy that enables our portfolio companies to achieve their full potential. Visit our website www.capitalsouthwest.com to learn about our investment criteria and how our capital can accelerate your company’s growth.

This press release may contain historical information and forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 with respect to the business, financial condition and results of operations of the Company. The words "believe," "expect," "intend," "plan," "should" and similar expressions are intended to identify forward-looking statements. Such statements reflect the current views, assumptions and expectations of the Company with respect to future events and are subject to risks and uncertainties. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in the markets in which the Company operates and in general economic and business conditions, competitive pressures, changes in business strategy and various other factors, both referenced and not referenced in this press release. Certain factors that may affect the Company and its results of operations, are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012 and the Company’s subsequent periodic filings with the Securities and Exchange Commission. The Company does not assume any obligation to update these forward-looking statements.  This release may also contain non-GAAP financial measures.  These measures are included to facilitate meaningful comparisons of our results to those in prior periods and future periods and to allow a better evaluation of our operating performance, in management’s opinion.  Our reference to any non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP.  These non-GAAP measures are provided only to enhance investors overall understanding of our financial performance.

Contact:	Gary L. Martin or Tracy L. Morris
972-233-8242

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